Exhibit 99.1

AUXILIUM PHARMACEUTICALS, INC. TO PRESENT

XIAFLEX AND STENDRA DATA AT SMSNA SCIENTIFIC MEETING

Multiple Presentations Designed to Enable a Better Understanding of the Safety and Efficacy Profile

of XIAFLEX for Treatment of Peyronie’s Disease

Additional Onset of Effect Study Results Expand Understanding of STENDRA for Treatment of Erectile Dysfunction

CHESTERBROOK, Pa., November 3, 2014 — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, today announced that data evaluating the use of XIAFLEX® (collagenase clostridium histolyticum or CCH) for the treatment of Peyronie’s disease (PD) and STENDRA®  (avanafil) tablets for the treatment of erectile dysfunction (ED) will be presented at the upcoming 20th Annual Fall Scientific Meeting of the Sexual Medicine Society of North America (SMSNA) being held in Miami from November 20-23, 2014.

Poster sessions on XIAFLEX will include new analyses from the pivotal Phase 3 IMPRESS (The Investigation for Maximal Peyronie’s Reduction Efficacy and Safety Studies) trials evaluating XIAFLEX for the treatment of PD. XIAFLEX is the first and only FDA-approved treatment proven effective for PD in men with a palpable plaque and a penile curvature deformity of 30 degrees or greater at the start of therapy. Data will also be presented from an exploratory analysis assessing female partners’ sexual function after their partners’ XIAFLEX treatment.

Poster sessions on STENDRA will include new analyses from the study that supported the updated labeling recommendation indicating that STENDRA can be taken as early as approximately 15 minutes before sexual activity.

Data to be presented on XIAFLEX for Peyronie’s disease include:

•                  Changes in the Effects of Peyronie’s Disease After Treatment with Collagenase Clostridium Histolyticum According to Men with Peyronie’s Disease and their Female Partners: Moderated Posters 4: Peyronie’s disease, Friday, November 21, 5:15 p.m. ET

•                  Peyronie’s Disease Symptom Bother Reduction is Related to Penile Curvature Improvement in Response to Treatment with Collagenase Clostridium Histolyticum: Results From Two Large Double-Blind Randomized, Placebo Controlled Phase 3 Studies: Moderated Posters 4: Peyronie’s disease, Friday, November 21, 5:15 p.m. ET

•                  Meaningful Change in Peyronie’s Disease Following Treatment with Collagenase Clostridium Histolyticum: Results From Two Large Double-Blind Randomized, Placebo Controlled Phase 3 Studies: Moderated Posters 4: Peyronie’s disease, Friday, November 21, 5:15 p.m. ET

•                  Relationship of Factors Associated with Peyronie’s Disease (PD) that Affect PD Bother and Erectile Function: Unmoderated Posters 4: Peyronie’s disease

•                  Outcomes Associated with Collagenase Treatment of Peyronie’s Disease by Duration of Disease: Unmoderated Posters 4: Peyronie’s disease

Data to be presented on STENDRA for erectile dysfunction include:

•                  The Efficacy of Avanafil in Subjects with Intercourse Attempts Within 15 Minutes After Dosing: Moderated Posters 5: ED Diagnosis & Medical Treatment, Saturday, November 22, 11:10 a.m. ET

•                  Successful Intercourse in Men with Erectile Dysfunction Within the first Three doses of Avanafil: Moderated Posters 5: ED Diagnosis & Medical Treatment, Saturday, November 22, 11:10 a.m. ET

About XIAFLEX

XIAFLEX (collagenase clostridium histolyticum, or CCH) is a biologic approved in the U.S., EU, Canada and Australia for the treatment of adult Dupuytren’s contracture (DC) patients with a palpable cord, and approved in the U.S. for the treatment of adult men with Peyronie’s disease (PD) with a palpable plaque and penile curvature deformity of at least 30 degrees at the start of therapy. XIAFLEX consists of a combination of two subtypes of collagenase, derived from Clostridium histolyticum. Together, the collagenase sub-types are thought to work synergistically to break the bonds of the triple helix collagen structure. XIAFLEX has been granted Orphan status in the U.S. by the FDA for DC and PD.

For more information about XIAFLEX, please visit www.XIAFLEX.com.

About STENDRA

STENDRA (avanafil) tablets is a prescription medication in a class of drugs known as phosphodiesterase type 5 (PDE5) inhibitors approved for the treatment of ED in men 18 years or older. STENDRA is available in multiple dosage strengths (50, 100 and 200 mg tablets) and may be taken with or without food and moderate alcohol consumption (up to three drinks). Auxilium Pharmaceuticals, Inc. has exclusive marketing rights to STENDRA in the U.S. and Canada.

SPEDRA™, the trade name for avanafil in the European Union (EU), is approved by the European Medicines Agency (EMA) for the treatment of ED in the EU. VIVUS has granted an exclusive license to the Menarini Group through its subsidiary Berlin-Chemie AG to commercialize and promote SPEDRA for the treatment of ED in over 40 European countries plus Australia and New Zealand.

VIVUS has granted an exclusive license to Sanofi to commercialize avanafil in Africa, the Middle East, Turkey, and the Commonwealth of Independent States (CIS) including Russia. Avanafil is licensed from Mitsubishi Tanabe Pharma Corporation (MTPC). VIVUS owns worldwide development and commercial rights to avanafil for the treatment of sexual dysfunction, with the exception of certain Asian-Pacific Rim countries. VIVUS is in discussions with other parties for the commercialization rights to its remaining territories.

For more information about STENDRA, please visit www.STENDRA.com.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and commercializing innovative products for specialist audiences. With a broad range of first- and second-line products across multiple indications, Auxilium is an emerging leader in the men’s healthcare area and has strategically expanded its product portfolio and pipeline in orthopedics, dermatology and other therapeutic areas. Auxilium now has a broad portfolio of 12 approved products. Among other products in the U.S., Auxilium markets edex®

(alprostadil for injection), an injectable treatment for erectile dysfunction, Osbon® ErecAid®, the leading device for aiding erectile dysfunction, STENDRA® (avanafil), an oral erectile dysfunction therapy, TESTOPEL® (testosterone pellets) a long-acting implantable testosterone replacement therapy, XIAFLEX® (collagenase clostridium histolyticum or CCH) for the treatment of Peyronie’s disease and XIAFLEX for the treatment of Dupuytren’s contracture, Testim® (testosterone gel) for the topical treatment of hypogonadism and an Authorized Generic version of Testim (testosterone gel) with its partner Prasco, LLC. Auxilium also has programs in Phase 2 clinical development for the treatment of Frozen Shoulder syndrome and cellulite. To learn more, please visit www.Auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “could,” “estimate,” “project,” “will,” and “target.”  Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of the Company and are based upon preliminary information and management assumptions, and include statements about the Company’s plans to present XIAFLEX and STENDRA data at the SMSNA November meeting, the efficacy and safety profiles of XIAFLEX and STENDRA; and the Company’s product candidates in development. While the Company may elect to update the forward-looking statements made in this news release in the future, the Company specifically disclaims any obligation to do so.  Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”).  Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “ Investors - SEC Filings.”  There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Auxilium Contacts:

Keri P. Mattox / SVP, IR &	Nichol L. Ochsner / Senior Director, IR &
Corporate Communications	Corporate Communications
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
kmattox@auxilium.com	nochsner@auxilium.com